UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 18, 2014

Commission File Number:  000-54014

VistaGen Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

20-5093315
(IRS Employer Identification No.)

343 Allerton Avenue, South San Francisco, California 94080
(Address of principal executive offices)

(650) 577-3600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

   On July 18, 2014, VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”), and Platinum Long Term Growth VII, LLC (“Platinum”), the Company’s largest investor, entered into an Amended and Restated Note Conversion Agreement and Warrant Amendment, a copy of which is attached hereto as Exhibit 10.1 (the “Amendment”), wherein Platinum agreed to convert into unregistered equity securities of the Company all Senior Secured Convertible Promissory Notes (the “Notes”) currently held by Platinum, in the aggregate amount of approximately $4.1 million, including accrued but unpaid interest thereon (the “Outstanding Balance”), upon the Company’s consummation on or before August 31, 2014 (the “Closing Date”), of either (i) a private equity financing resulting in aggregate gross proceeds of at least $36.0 million (a “Private Financing”), or (ii) a registered equity financing resulting in gross proceeds of $10.0 million or more (the “Public Financing”) (the Private Financing and Public Financing are referred to herein as a “Qualified Financing”). Upon consummation of a Private Financing, the Notes will convert into that number of unregistered shares of the Company’s common stock (“Common Stock”) equal to the Outstanding Balance on the Closing Date, divided by $0.50 per share. In the event the Company consummates a Public Financing, the Notes will convert into shares of newly created Series B Convertible Preferred Stock with an aggregate liquidation preference equal to the Outstanding Balance on the Closing Date.

    Additionally, pursuant to the terms and conditions of the Amendment, in the event the Company consummates a Qualified Financing on or before the Closing Date, the exercise price of all warrants issued by the Company to Platinum in connection with the Notes, and warrants that still may be issued pursuant to the Note Exchange and Purchase Agreement, by and between the Company and Platinum, dated October 11, 2012 (the “NEPA”), if any (collectively, the “Warrants”), will be fixed at $0.50 per share or the purchase price of Common Stock sold in the Qualified Financing, whichever is lower. Finally, the anti-dilutive provisions contained in the Warrants, other than typical adjustments for stock splits, combinations and dividends, will be terminated.

    Platinum also agreed to terminate the Amended and Restated Security Agreement, Intellectual Property Security and Stock Pledge Agreement and Negative Covenant Agreement, each dated October 11, 2012, related to the Notes, and release all of its security interests in the assets of the Company and its subsidiaries in connection with the Company’s completion of a Qualified Financing and conversion of the Notes.

    The foregoing description of the Amendment and the NEPA do not purport to be complete, and are qualified in their entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1, and the NEPA attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2012, both of which are incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

    See Exhibit Index.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: July 22, 2014	By:	/s/ Shawn K. Singh
Shawn K. Singh
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Note Conversion Agreement and Warrant Amendment, by and between VistaGen Therapeutics, Inc. and Platinum Long Term Growth VII, LLC, dated July 18, 2014.